News Release


                                      FOR:  McNaughton Apparel Group Inc.

                              APPROVED BY:  Peter Boneparth
                                            Chairman and Chief Executive Officer
                                            Amanda Bokman
                                            Chief Financial Officer

FOR IMMEDIATE RELEASE
---------------------

                                  CONTACT:  Investor Relations:
                                            Shannon Froehlich/Natasha Boyden/
                                            Priya Akhoury
                                            Press: Michael McMullan/Kate Talbot
                                            Morgen-Walke Associates
                                            (212) 850-5600


                    MCNAUGHTON APPAREL GROUP INC. ANNOUNCES
                        FIRST QUARTER EARNINGS RESULTS
             ~ Net Sales Increase 17.8% Over Prior Year Quarter ~
      ~ Company Posts Over 150 Basis Point Improvement in Gross Margin ~
              ~ EBITDA Increases 46.0% Over Prior Year Quarter ~
        ~ EPS Exceeds Analysts' Estimates for 8th Consecutive Quarter ~


     New York, New York, March 13, 2001 - McNaughton Apparel Group Inc. (Nasdaq:
MAGI) today announced results for its first quarter ended February 3, 2001.

     Net sales for the first quarter increased 17.8% to $103.3 million, compared to $87.7 million in the comparable fiscal 2000 quarter. Earnings before interest, taxes, depreciation and amortization increased 46.0% to $14.1 million, compared to $9.7 million in the comparable fiscal 2000 quarter. Income before extraordinary item was $941,000, or $0.09 per diluted share, compared to net income of $2.1 million, or $0.27 per diluted share in the comparable fiscal 2000 quarter. Earnings per share before goodwill and trademark amortization and extraordinary item was $0.27 per diluted share, compared to $0.33 per diluted share in the comparable fiscal 2000 quarter. The weighted average number of common shares outstanding assuming dilution were 10,936,000 compared to 7,958,000 for the comparable quarter in fiscal 2000. The extraordinary item of $548,000, or $0.05 per diluted share, resulted from the early extinguishment of indebtedness under the Company's June 18, 1998 financing agreement, which was replaced with a new financing agreement on November 29, 2000.

                                    ~ more ~

                    [MORGEN - WALKE ASSOCIATES, INC. LOGO]

                                                                         Page: 2
MCNAUGHTON APPAREL GROUP INC. ANNOUNCES
FIRST QUARTER EARNINGS RESULTS


     Peter Boneparth, Chairman and Chief Executive Officer of McNaughton Apparel Group, commented, "We are very pleased to report solid first quarter results which, once again, clearly highlight the ongoing strength inherent in our broad spectrum of brands. Each of our divisions posted robust sales increases and continue to perform well at the retail level. Miss Erika represented the biggest growth driver during the quarter, as its early Spring line was well received by our retail partners."

     Mr. Boneparth continued, "We are also very pleased to note that gross margin increased over 150 basis points to 28.8% from last year's first quarter as a result of lower sales dilution due to strong retail sell-through. Additionally, we continue to gain significant operating leverage, as we expand our sales base while keeping increases in selling, general & administrative costs to a minimum. For the quarter, SG&A as a percentage of net sales decreased by over 100 basis points to 15.1%, and we believe that we will be able to maintain this trend going forward."

     Mr. Boneparth continued, "From an operating perspective, we experienced tremendous growth in the quarter, as was evidenced by our significant increase in EBITDA. The decrease in income and diluted EPS before extraordinary item was anticipated and resulted from additional interest and amortization expense resulting from the Jeri-Jo earnout."

     Mr. Boneparth concluded, "Overall, our customers remain extremely receptive to our brands. As is evidenced by our strong backlog, which as of March 3, 2001 was ahead of prior year by more than 20%, we believe that we are continuing to capture further market share in the moderate arena. We remain comfortable with our previous financial guidance given on December 12, 2000 and are confident that we can capitalize on our momentum to continue to deliver strong performance for the balance of the year."

     The Company invites investors to listen to a broadcast of the Company's conference call discussing first quarter 2001 results. The call will be broadcast live over the Internet on Tuesday, March 13, 2001 at 10:00 a.m. (EST) and can be accessed by visiting the investor relations web page at http://www.mcnaughtonapparel.com or by accessing http://www.vcall.com.
--------------------------------                 --------------------

     An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the
http://www.mcnaughtonapparel.com web site as well as on the http://www.vcall.com
--------------------------------                            --------------------
web site until March 27, 2001.


                                   ~ more ~

                                                                         Page: 3
MCNAUGHTON APPAREL GROUP INC. ANNOUNCES
FIRST QUARTER EARNINGS RESULTS


     McNaughton Apparel Group Inc. designs, contracts for the manufacture of and markets a broad line of brand name, moderately-priced women's and juniors' career and casual clothing. The Company's product lines include collections of related separates coordinated by color and style, as well as casual weekend wear and related knitwear separates. The Company markets its products under its nationally known labels, including Norton McNaughton(R) and Norton Studio(R), through its subsidiary Norton McNaughton of Squire, Inc., Erika(R), through its subsidiary Miss Erika, Inc., and Energie(R), Currants(R), Jamie Scott(R) and Polar 2000(R), through its subsidiary Jeri-Jo Knitwear, Inc.


     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking information about the Company's anticipated operating results. The Company undertakes no obligation to correct or update any forward-looking information, whether as a result of new information, future events or otherwise. The Company's ability to achieve its projected results is dependent on many factors, which are outside of management's control. Some of the most significant factors would be a deterioration in retailing conditions for women's and juniors' apparel, including as a result of any continued slowdown in the U.S. economy, an increase in price pressures and other competitive factors, any of which could result in an unanticipated decrease in gross profit margins, the unanticipated loss of a major customer, contractor or supplier, unanticipated problems arising out of Norton McNaughton of Squire's relocation of its distribution function to South Carolina where the activities are now being performed "in-house", increases in interest rates, and weather conditions which could impact retail traffic and the Company's ability to ship on a timely basis. Accordingly, there can be no assurance that the Company will achieve its anticipated operating results.

                         [Financial Tables to Follow]

                                                                         Page: 4
MCNAUGHTON APPAREL GROUP INC. ANNOUNCES
FIRST QUARTER EARNINGS RESULTS


                         McNaughton Apparel Group Inc.
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                                                 Thirteen Weeks Ended
                                                                                        ---------------------------------------
                                                                                        February 3, 2001       February 5, 2000
                                                                                        ----------------       ----------------
                                                                                        (In Thousands, Except Per Share Amounts)
Net sales                                                                                   $ 103,326              $ 87,718

Cost of goods sold                                                                             73,614                63,856
                                                                                            ---------              --------

Gross profit                                                                                   29,712                23,862

Selling, general and administrative expenses                                                   15,594                14,190

Depreciation and amortization                                                                   4,188                 1,950
                                                                                            ---------              --------

Income from operations                                                                          9,930                 7,722

Other expense (income):
 Interest expense and amortization of deferred financing costs                                  8,389                 4,327
 Other income, net                                                                                (26)                 (193)
                                                                                            ---------              --------

Income before provision for income taxes and extraordinary item                                 1,567                 3,588

Provision for income taxes                                                                        626                 1,471
                                                                                            ---------              --------

Income before extraordinary item                                                                  941                 2,117

Extraordinary item, net of $365 tax benefit (1)                                                  (548)                    -
                                                                                            ---------              --------

Net income                                                                                  $     393              $  2,117
                                                                                            =========              ========

Basic earnings per share:
Income before extraordinary item                                                            $    0.10              $   0.29

Extraordinary item, net (1)                                                                     (0.06)                    -
                                                                                            ---------              --------
Net income                                                                                  $    0.04              $   0.29
                                                                                            =========              ========

Weighted average number of common shares outstanding                                            9,769                 7,390
                                                                                            =========              ========

Diluted earnings per share:
Income before extraordinary item                                                            $    0.09              $   0.27

Extraordinary item, net (1)                                                                     (0.05)                    -
                                                                                            ---------              --------
Net income                                                                                  $    0.04              $   0.27
                                                                                            =========              ========

Weighted average number of common shares outstanding assuming dilution                         10,936                 7,958
                                                                                            =========              ========


(1) The extraordinary item, net of tax, of $548,000 results from the write-off of unamortized deferred financing fees of $913,000 resulting from the early extinguishment of indebtedness under the company's previous financing agreement dated as of June 18, 1998, which was replaced with a new financing agreement on November 29, 2000.

                                                                         Page: 5
MCNAUGHTON APPAREL GROUP INC. ANNOUNCES
FIRST QUARTER EARNINGS RESULTS


                         McNaughton Apparel Group Inc.
                          Consolidated Balance Sheets

                                                                                      February 3, 2001     November 4, 2000
                                                                                         (Unaudited)
                                                                                      -------------------------------------
                                                                                                   (In Thousands)
Assets
Current assets:
   Cash and cash equivalents                                                             $      1,169         $      468
   Due from factor                                                                             83,758             99,695
   Inventory                                                                                   79,119             59,720
   Income taxes receivable                                                                        163                163
   Prepaid expenses and other current assets                                                    2,459              2,908
                                                                                         ------------         ----------
Total current assets                                                                          166,668            162,954

Fixed assets, net                                                                              13,973             13,416

Notes receivable from management stockholders                                                   1,471              1,596

Intangible assets, net                                                                        243,059            246,425

Deferred financing costs, net                                                                   7,822              5,651

Other assets                                                                                    1,470              1,270
                                                                                         ------------         ----------
Total assets                                                                             $    434,463         $  431,312
                                                                                         ============         ==========

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                                      $     17,047         $   24,120
   Revolving credit loan                                                                      102,697             65,820
   Income taxes payable                                                                         1,044              2,470
   Earn-out obligations payable                                                                     -             20,000
   Accrued expenses and other current liabilities                                              11,571             17,351
                                                                                         ------------         ----------
Total current liabilities                                                                     132,359            129,761

12  1/2% Senior Notes due 2005                                                                125,000            125,000
Earn-out obligations payable                                                                        -             59,000
Subordinated promissory notes                                                                  69,000             10,000
Other long-term liabilities                                                                     1,507              2,072
                                                                                         ------------         ----------
Total liabilities                                                                             327,866            325,833

Commitments and contingencies

Stockholders' equity:
   Common stock, $0.01 par value, authorized 30,000,000 shares, 10,711,159 and 10,628,256 shares issued, respectively, and 9,842,359 and 9,759,456
    shares outstanding, respectively                                                              107                106

   Capital in excess of par                                                                    55,086             54,362

   Retained earnings                                                                           58,806             58,413

   Treasury stock, at cost, 868,800 shares                                                     (7,402)            (7,402)
                                                                                         ------------         ----------
Total stockholders' equity                                                                    106,597            105,479
                                                                                         ------------         ----------
Total liabilities and stockholders' equity                                               $    434,463         $  431,312
                                                                                         ============         ==========

                                     # # #